Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-207818, 333-204338, 333-196218, 333-188908, 333-179330, 333-170792, 333-160981, and 333-145636) and (Form S-3 Nos. 333-218416 and 333-184533) of Virtusa Corporation, of our report dated April 6, 2018 with respect to the consolidated financial statements of eTouch Systems Corp included in this Current Report on Form 8-K/A dated May 16, 2018 of Virtusa Corporation.

/s/ S.R. Batliboi & Associates LLP

Gurgaon, India

May 16, 2018